UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1 /A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADM ENDEAVORS, INC.

(Name of small business issuer in its charter)

Nevada	1700	45-0459323
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2021 N 3rd St., Bismarck, ND 58501

Phone: (701) 226-905 7

(Address and telephone number of principal executive offices and place of business)

Ardell Mees

Chief Executive Officer

2021 N 3rd St., Bismarck, ND 58501

Phone: (701) 226-905 7

(Name, address and telephone number of agent for service)

Copies of all communications to:

Brunson Chandler & Jones, PLLC

175 S. Main Street

Suite 1410

Salt Lake City, UT 84111

Phone: (801) 303-5730

Fax: (801) 355-3005

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum offering Price per share (2)	Proposed Maximum Aggregate offering Price (2)	Amount of Registration Fee (1)
Common Stock	3,113,000	$0.10	$311,300	$36.08
Total			$311,300	$36.08

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for our stock) and the high level of risk inherent in this sort of offering. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our shares are quoted on the over-the-counter markets and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. The fee is calculated by multiplying the aggregate offering amount by 0.0001159 pursuant to Section 6(b) of the Securities Act of 1933.

(2) The offering price was arbitrarily determined by ADM Endeavors, Inc. and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Dated November __, 2017

PROSPECTUS

ADM ENDEAVORS, INC.

3,113,000 Shares of Common Stock

This prospectus relates to the offer for sale of up to 3,113,000 shares of our common stock by certain existing holders of the common stock of ADM Endeavors, Inc., referred to as “Selling Shareholders” throughout this document. The total number of shares registered in this prospectus is 3,113,000 shares. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the Selling Shareholders directly from us in private offerings of our common stock that was exempt from registration under the securities laws.

Our common stock is presently not traded on any market or securities exchange. The offering price of $0.10 per common share may not reflect the market price of our shares after the offering. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We anticipate applying for trading of our common stock on the over-the-counter (OTC) markets. We have not currently engaged a market maker to assist us to apply for quotation on the OTC Markets, and we are not able to determine the length of time that such an application process will take. Such a time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application.

Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchasers of our securities should be in a financial position to bear the risks of losing their entire investment.

The Selling Shareholders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at $0.10 per share, until the shares are quoted on the OTC markets, in which case the shares will be sold at market prices prevailing at the time of sale.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

Please refer to “Risk Factors” in this prospectus for details regarding the risks related to our financial condition and business model.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Prospectus is dated November __, 2017

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

The following is only a summary of the information, financial statements and the notes included in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should read the entire Prospectus carefully, including “Risk Factors,” “Management’s Discussions and Analysis of Financial Condition and Results of Operations,” and our Financial Statements and the accompanying notes to the Financial Statements before making any investment decision. If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” refers to ADM Endeavors, Inc. and not to future investors.

Principal Offices

Our principal executive offices are located at 2021 N 3rd St., Bismarck, ND 58501. Our telephone number is (701) 226-905 7 .

Our Business

We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation for excellent workmanship has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On May 9, 2006, the Company changed both its name to ADM Endeavors and its domicile to the state of Nevada. On July 1, 2008, the Company acquired all of the assets of ADM Enterprises, LLC, a sole proprietorship owned by Ardell and Tammera Mees, in exchange for 10,000,000 newly issued shares of our common stock. As a result, ADM Enterprises, LLC became a wholly owned subsidiary of Company. Even though the Company was incorporated on January 4, 2001, it had no operations until the share exchange agreement with ADM Enterprises, LLC on July 1, 2008. All business operations are those solely of the Company’s wholly owned subsidiary ADM Enterprises, LLC.

We provide customized construction and installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation’s second largest retailer-owned grocery wholesaler. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers. We receive bid requests from all regions of the United States. Therefore, we are seeking to expand our operations to service additional geographic areas.

In 201 7 the majority of our contracts have been in the Midwestern United States including North Dakota, Kansas, Minnesota, Missouri, Oklahoma and Texas. Over the past 25 years, ADM has completed projects in 25 States, including ND, SD, MN, MT, NE, WY, KS, CO, OK, IL, ID, IN, IA, AK, MS, TX, TN, KY, MI, OH, PA, CA, NV, and FL.

The main focus of our expansion plan includes primarily the Midwestern United States including the states of ND, SD, MN, IA, WI, WY, NE, and KS, as well as some southern states such as TX, OK, MS, and KS.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

Use of Grocery Decor Installation Services in the Construction and Remodeling Industry has grown tremendously in recent years. The retail grocery industry is highly competitive and requires constant innovations to attract and retain customers. Accordingly, neighborhood markets battle for patrons by catering to customers’ desires for a modern, clean, and convenient shopping experience. Grocery stores, therefore, typically renovate every five to six years to maintain a new image.

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In the past, store workers, painters or carpenters installed decor items. However, as the designs and materials became increasingly elaborate, the need for specialized and experienced installers grew. The installation process requires that an installer have special knowledge of various aspects of construction, including framing, finishing, and remodeling. Additionally, knowledge of standards for product usage, hanging methods and quality control are extremely helpful. As a result of the frequency of store renovations, coupled with the complexity of the items being installed secures the demand for custom installation services.

Public Market for Our Securities

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock and Preferred Stock Outstanding and Related Stockholder Matters

As of the date hereof, the Company has 800,000,000 shares of common stock par value $0.001 authorized with 128,182,497 issued and outstanding.

As of the date hereof, the Company has 80,000,000 shares of preferred stock par value $0.001 authorized with 0 issued and outstanding.

The Offering

Common stock offered	3,113,000 shares of common stock.

Common stock outstanding before the offering	128,182,497 common shares as of November 10, 2017 .

Common stock outstanding after the offering	128,182,497

Use of proceeds	See “Use of Proceeds”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

(1)	Based on 128,182,497 shares of common stock outstanding as of November 10, 2017 .

ADM Endeavors, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

An emerging growth company is a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An emerging growth company retains its status and reduced regulatory and reporting requirements associated with it until the earliest of:

●	the last day of the first fiscal year during which the Company has annual gross revenues of $1,000,000,000 or more;
●	the last day of the first fiscal year following the fifth anniversary of the Company’s initial public offering (“IPO”);
●	the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or
●	the date on which the Company is deemed to be a large accelerated filer.

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The Company is an emerging growth company for purposes of the Securities Act and the Securities Exchange Act if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the Securities Act occurred on or before December 8, 2011. The Company is exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

●	Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
●	Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
●	Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;
●	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies.
●	An emerging growth company will not be required to provide an auditor’s attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;
●	An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and
●	An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's Financial statements.

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may: (i) provide only two rather than three years of audited financial statements in their IPO Registration Statement; (ii) provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial date normally required; (iii) delay compliance with new or revised accounting standards until they are made applicable to private companies; and (iv) be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

We have decided to take advantage of the exemptions provided to emerging growth companies as outlined above. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, during the IPO offering process, emerging growth companies are exempt from: (i) restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO; (ii) certain restrictions on communications to institutional investors before filing the IPO registration statement; and (iii) the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following date should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation,” and Financial Statements and accompanying notes to the financial statements, included elsewhere in this prospectus. Our financials are audited for years of 2016 and 2015, in accordance with GAAP.

The following Statements of Operations and Balance Sheet data for December 31, 2016 and 2015 are derived from our audited financial statements for the years ended December 31, 2016 and 2015.

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Statements of Operations	For the Six Months Ended June 30, 2017	For the Year Ended December 31, 2016

Revenues	$143,991	$189,406
Operating expenses	$437,491	$900,911
Net income (loss)	$(319,479)	$(711,505)
Loss per share - basic and diluted	$(0.00)	$(0.01)
Weighted average shares outstanding basic	127,725,589	127,050,917

Balance Sheet Data	June 30, 2017	As of December 31, 2016

Cash and cash equivalents	$27,715	$15,960
Total current assets	$41,930	$16,156
Total assets	$55,644	$33,832
Total liabilities	$309,194	$250,799
Additional paid-in capital	$15,182,193	$14,900,429
Accumulated Deficit	$(15,563,926)	$(15,244,447)
Total stockholders’ equity	$(253,550)	$(216,967)

Disclosure Regarding Forward-looking Statements

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, under the heading “Risk Factors” and include, among others:

●	significant competition in our industry;
●	unfavorable publicity or consumer perception of our products on the Internet;
●	the incurrence of material product liability and product recall costs;
●	costs of compliance and our failure to comply with government regulations;
●	our failure to keep pace with the demands of our customers for new products;
●	the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not plan to update the forward-looking statements contained in the prospectus other than as required by law.

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

Our operating results will be difficult to predict and fluctuations in them may cause volatility in the price of our shares.

Given the nature of the grocery store markets in which we compete, our revenues and profitability may be difficult to predict for many reasons, including the following:

●	Operating results may be highly dependent on the volume and timing of orders received from retailers seeking construction and installation of grocery store decor during any one quarter, which are difficult to forecast. Customers generally order on an as-needed basis and we typically will not obtain firm, long-term purchase commitments from our customers. As a result, our revenues in any quarter will depend primarily on orders received during that quarter.
●	We must incur a large portion of our costs in advance of orders because we must plan research and production, and installation, order components and enter into development, sales and marketing, and other operating commitments prior to obtaining firm commitments from our customers. This will make it difficult for us to adjust our costs in response to a revenue shortfall, which could adversely affect our operating results.

Construction and production capacities that do not match demand for our products could result in lost sales or in a reduction in our gross margins.

Our industry is characterized by frequent new product and or design introductions, short-term customer commitments and volatile changes in demand. We will determine capacities based on our forecasts of demand for our services and products. Actual demand for our services and products will depend on many factors, which will make it difficult to forecast. The following problems could occur as a result of these differences:

●	If demand for our products is below our forecasts, we could produce excess personnel or have excess installation capacity. Excess personnel could negatively impact our cash flows and could result in higher construction, installation and design costs.
●	If demand for our products exceeds our forecasts, we could have to rapidly ramp up production. We will also depend on suppliers and manufacturers to provide components and sub-assemblies. As a result, we may not be able to increase our production levels to meet unexpected demand and could lose sales in the short term while we try to increase production. If customers turn to competitive sources of supply to meet their needs, our revenues could be adversely affected.
●	Rapidly increasing our production levels to meet unanticipated grocery customer demand could result in higher costs for grocery components and sub-assemblies, increased expenditures for freight to expedite delivery of grocery materials or finished goods, and higher overtime costs and other expenses. These higher expenditures could result in lower gross margins.

If we do not timely introduce successful grocery store designs and products, our business and operating results could suffer.

The market for our services and products is characterized by rapidly evolving industry standards, short product life cycles and frequent new product introductions. As a result, we must continually introduce new products and technologies and enhance existing products in order to remain competitive. The success of our new products will depend on several factors, including our ability to: (i) anticipate technology and grocery store market trends; (ii) timely develop innovative new products and enhancements for grocery stores; (iii) distinguish our products from those of our competitors; (iv) manufacture and deliver high-quality products and provide high-quality services; and (v) price our products and services competitively.

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Our failure to manage growth could harm it.

We intend to significantly expand the number and types of grocery stock products and services we will sell and we will endeavor to further expand our service and product portfolio. This expansion may place a significant strain on our management, operations and resources. Specifically, the areas that may be strained most by our growth will include the following:

●	New product and service launch. With the growth of our service and product portfolio, we may experience increased complexity in coordinating product development, installation and commissioning. As this complexity increases, it may place a strain on our ability to accurately coordinate the commercial launch of our services and products with adequate support to meeting anticipated customer demand. If we are unable to scale and improve our product and installation launch coordination, we could frustrate our customers and lose earned space and product sales.
●	Forecasting, planning and supply chain logistics. With the growth of our product portfolio, we may also experience increased complexity in forecasting grocery customer demand and in planning for production and transportation and logistics management. If we are unable to scale and improve our forecasting, planning and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory.

To manage the growth of our operations, we will need to continue to improve our transaction processing, operational and financial systems, and procedures and controls to effectively manage the increased complexity. If we are unable to scale and improve them, the consequences could include delays in shipment of product, degradation in levels of customer support, lost sales and increased inventory. These difficulties could harm or limit our ability to expand.

If we do not compete effectively, demand for our grocery store products and installations could decline and our business and operating results could be adversely affected.

Our industry is intensely competitive. It is characterized by a trend of slowly rising average selling prices in the grocery market, and continual performance enhancements and new features, as well as rapid adoption of technological and product advancements by competitors in its grocery store market. Also, aggressive industry pricing practices and downward pressure on margins may result in increased price competition from both our primary competitors as well as from less established ones. If we do not continue to distinguish our grocery store products and installations through distinctive, technologically advanced features, design and services, as well as continue to build and strengthen our brand recognition, our business could be harmed. If we do not otherwise compete effectively, demand for our products will decline, our gross margins could decrease, we would lose market share, and our revenues could decline.

We depend on OEMs (original equipment manufacturers) and contract manufacturers who may not have adequate capacity to fulfill our needs or may not meet our quality and delivery objectives.

The primary suppliers of the components which we install in grocery stores are also the largest source of our contracts. They include DGS of Salt Lake City, Utah, which is a division of Supervalue stores with 3,400 stores with whom we have been working with for the past 29 years since 1988. DGS of Kansas City, Kansas is a division of Associated Wholesale Grocers with 2,900 stores which we have been working with for the last 19 years and Reso/Nantz International of Lubbock, Texas whom we have worked with since 2005. Within the areas of The United States in which ADM operates, these three companies would be considered the most prominent manufacturers of interior grocery store decor components.

Original component manufacturers and contractors produce our product lines. Our reliance on them will involve significant risks, including reduced control over quality and logistics management, the potential lack of adequate capacity and discontinuance of the contractors’ assembly processes. Financial instability of our manufacturers or contractors could result in us having to find new suppliers, which could increase our costs and delay our product and installation deliveries. These manufacturers and contractors may also choose to discontinue building its products for a variety of reasons. Consequently, we may experience delays in the timeliness, quality and adequacy in product and installation deliveries, any of which could harm our business and operating results.

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We may purchase key grocery store components and products from single or limited sources, and our business and operating results could be harmed if supply were delayed or constrained or if there were shortages of required components.

Lead times for materials and components ordered by us or our contract manufacturers can vary significantly and depend on factors, such as the specific supplier, contract terms and demand for a grocery store component at a given time. We do not have any established contractual relations with our suppliers for key grocery store components. From time to time, we may thus experience supply shortages and fluctuations in component prices. While we will try to manage our component levels through the purchase of buffer stock, there is no guarantee that we will be able to maintain the inventory levels sufficient to meet our product demand. In addition, we may be at risk for these components if our customers reject or cancel orders unexpectedly or with inadequate notice.

Shortages or interruptions in the supply of components or subcontracted products, or our inability to procure these components or products from alternate sources at acceptable prices in a timely manner could delay shipment and installation of our products or increase our production or installation costs, which could have an adverse impact on our business, financial condition and operating results.

We may purchase some products and some key components used in our grocery store products from single or limited sources. If the supply of these products or key components were to be delayed or constrained, we may be unable to find a new supplier on acceptable terms or at all or our new and existing product shipment could be delayed. Any of this could harm our business, financial condition and operating results.

Our introduction of any new grocery store product lines may consume significant resources and not result in significant future revenues.

We may expand our grocery store product offerings with new product lines that are outside of our traditional areas of expertise. To accomplish this, we will need to commit resources to develop, sell and market these new products. With limited experience in these grocery store product lines and because these products may be based on technologies that are new to us, it may be difficult for us to accurately anticipate and forecast revenues, customer support costs and product returns. Our investments in the development and marketing of new lines of grocery store products could produce higher costs without a proportional increase in revenues.

We may be unable to protect our proprietary rights.

Our future success depends in part on our proprietary technology, technical know-how and other intellectual property. We rely on intellectual property laws, confidentiality procedures and contractual provisions, such as nondisclosure terms, to protect our intellectual property. Others may independently develop similar technology, duplicate our products, or design around our intellectual property rights. In addition, unauthorized parties may attempt to copy aspects of our product and installation services or to obtain and use information that we regard as proprietary. Any of these events could significantly harm our business, financial condition and operating results.

We may also reliance on technologies that we acquire from others. We may rely on third parties for further required technologies. We may purchase a computer’s logic component or other technological devices from outside sources and will need to pay annual fees to enable us to get updates’/upgrades and technical support to the logic portion of the system or device. We may find it necessary or desirable in the future to obtain licenses or other rights relating to one or more if our products or to current or future technologies. These licenses or other rights may not be available on commercially reasonable terms or at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, financial condition and operating results. Moreover, the use of intellectual property licensed from third parties may limit our ability to protect the proprietary rights in our products.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any September 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have had delayed filings of certain periodic reports.

In the past, we have not timely filed certain periodic reports with the SEC. Failure to maintain timely periodic reports may result in the revocation of registration under the Exchange Act. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements.

Our future success depends on our ability to retain our key employees.

We are dependent on the services of Ardell Mees, our Chief Executive Officer and Chief Financial Officer and member of our Board. Other than non-compete provisions of limited duration included in employment agreements that we may or will have with certain executives, we do not generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of any of our senior management team, particularly those who are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our business.

We may be unable to attract and retain the skilled employees needed to sustain and grow our business.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts and motivations of our executive team and employees, who generally have significant experience with our Company and within the construction and installation of grocery store decor industry. Our success will also depend largely on our ability to attract and retain highly qualified interior decoration engineers and construction contractors and general corporate management personnel. We may find difficulties in locating and hiring qualified grocery store decor personnel and in retaining such personnel once hired, which may materially and adversely affect our business.

We may need additional capital in the future, but there is no assurance that funds will be available on acceptable terms, or at all.

We may need to raise additional funds in order to achieve growth or fund other business initiatives. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders if raised through additional equity offerings. Additionally, any securities issued to raise funds may have rights, preferences or privileges senior to those of existing stockholders. If adequate funds are not available or are not available on acceptable terms, our ability to expand, develop or enhance services or products, or respond to competitive pressures may be materially limited.

We are not raising any funds in this offering and paying offering expenses, which could limit our available cash.

As of December 31, 2016, we had current assets of $16,156 consisting of cash. As of December 31, 2015, we had current assets of $86,011 consisting of cash. We will not receive any proceeds from this offering, and we will be paying the estimated offering expenses of $30,500.00 The offering expenses of $30,500 will reduce our current assets and available cash. Therefore, we may be in worse financial condition following this offering than we were prior to commencement of this offering.

Any existing indebtedness could adversely affect our financial condition and we may not be able to fulfill our debt obligations.

Any proposed indebtedness may contain various covenants that may limit our ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or make other distributions to our stockholders; (iii) make restricted payments; (iv) engage in transactions with affiliates; and (v) enter into proposed business transactions or combinations. These restrictions could limit our ability to withstand general economic downturns that could affect our business, obtain future financing, make acquisitions or capital expenditures, conduct operations or otherwise capitalize on business opportunities that may arise. Additionally, if we incur substantial debt for working capital purposes, we may use a significant portion of our cash flow to pay interest on our outstanding debt, limiting the amount available for working capital, capital expenditures and other general corporate purposes.

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We may be more vulnerable to adverse economic conditions than less leveraged competitors and thus less able to withstand competitive pressures. If our cash flow is inadequate to make interest and principal payments on our debt, we might have to refinance our indebtedness or issue additional equity or other securities and may not be successful in those efforts or may not obtain terms favorable to us. Additionally, our ability to finance working capital needs and general corporate purposes for the public and private markets, as well as the associated cost of funding, is dependent, in part, on our credit ratings, which may be adversely affected if we experience declining service revenue. Any of these events could reduce our ability to generate cash available for investment or debt repayment or to make improvements or respond to events that would enhance profitability.

Our registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and we may not be able to continue as a going concern.

The report of our independent registered public accounting firm accompanying our audited financial statements for the fiscal years ended December 31, 2016 and 2015 stated those financial statements were prepared assuming that we would continue as a going concern. These financial statements do not include any adjustments to the recoverability ans classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. The issue of our ability to continue as a going concern is primarily due to our losses suffered during the past few fiscal years, which losses we continue to occur. Because we have received this opinion from our auditor, it may be more difficult for us to attract investors for equity financing, or to secure debt financing or bank loans on acceptable terms, if at all.

Risks Related To This Offering

There is no market for our shares of common stock and we may never develop a market, which would render investors’ investment illiquid.

SEC Rule 15c2-11 was designed to allow non-reporting company’s securities to be quoted on The Financial Industry Regulatory Authority (“FINRA”) OTC Markets or other market by filing disclosures. Rule 15c2-11 requires market makers to review basic issuer information prior to publishing quotations for the issuer’s securities. Market makers must have a reasonable basis for believing that the information is accurate and from reliance sources.

If a security has eligible status, it means one or more market makers has received clearance to quote the issue on the OTC Markets within the last 30 days. During the “eligible” period, a frequency-of-quotation test is administered. The frequency-of-quotation test is based on whether a broker/dealer has itself published quotations in the security in the applicable interdealer quotation system on at least 12 business days during the preceding 30 calendar days with not more than four consecutive business days without quotations. Once this criteria has been satisfied, authorized participants may register online in a security. As long as the security remains in an “active” state, any participant may quote the security without a Form 211 submission.

Our common shares are not listed on any stock market or exchange, making the selling and trading of our shares exceedingly difficult. Without a secondary market, one is not easily able to sell or trade our shares after purchasing them, and therefore may be stuck with their shares, rendering them illiquid. A market maker has verbally agreed (but is not bound by such agreement) to submit a Form 211 application for a priced quotation on a market on our behalf, but there is no guarantee that our application will be approved. And even if we are accepted, quotation on a market doesn’t assure that a meaningful market will be created and sustained. It is common, in fact, for newly listed companies to have a non-existent trading volume on any given day.

Any future market price for our shares may be volatile.

In the event we obtain a listing on an exchange , the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (iv) addition or departure of key personnel; and (v) sales or perceived potential sales of our shares.

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In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares. Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

Our common stock will be classified as a “penny stock” under SEC rules, which will limit the market for our common stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock

Purchasers in this offering will have limited control over decision making because Board of Director members Ardell Mees and Tammera Mees control a majority of our issued and outstanding common stock.

Presently, Ardell Mees, our Chief Executive Officer, Chief Financial Officer and director, beneficially owns approximately 36.5% of the total issued and outstanding shares of common stock. Another officer of the Company, Tammera Mees, wife of the CEO Ardell Mees, owns approximately 18.68% of the outstanding common stock. The combined stock ownership of Ardell Mees and Tammera Mees is approximately 55.18%. Because of such ownership, investors in this offering will have limited control over matters requiring approval by our shareholders, including the election of directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our Chief Executive Officer/President/Chief Financial Officer has little or no experience managing a public reporting company and may not be fully aware of all the requirements under the Securities Exchange Act of 1934, as amended, including those regarding internal controls.

Our President/Chief Executive Officer/Chief Financial Officer has not has previously managed a public reporting company and, therefore, will need to rely on the expertise of others, including our outside accountant, auditors and legal counsel, regarding preparation of reports under the Securities Exchange Act, preparation of financial statements according to U.S. GAAP, establishment of internal controls and procedures, and overall compliance with the Sarbanes-Oxley Act.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the Company’s Board of Directors.

The offering price of $0.10 may not reflect the market price of our shares after the offering. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects as well as the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB Market concurrently with the filing of this prospectus. In order to be quoted on the OTCQB Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved.

DILUTION

The shares that are currently being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s current shareholders as a result of re-sales by the selling shareholders of their shares under this registration statement.

If the company finds it necessary to raise additional funds, dilution may occur to some or all existing shareholders, including purchasers of shares offered in this offering, depending upon the price at which such shares are sold in the future.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of November 10, 2017 , by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

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Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders acquired his, her or its shares privately with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

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(A) Selling Security Holder	Relationship to Issuer	(B) Shares Beneficially Owned Before Offering	(C) Percentage of Outstanding Shares Beneficially Owned Before the Offering	(D) Shares to be sold in the Offering	(E) Shares Beneficially owned after the Offering	(F) Percentage of Outstanding Shares Beneficially Owned Aftee the Offerning
Kelly Arndt	None	4,180,000	3.26%	88,000	4,092,000	3.19%
Mark Bahmiller	None	88,000	0.07%	88,000	0	0.00%
Daniel Baker	None	22,000	0.02%	22,000	0	0.00%
Todd Becker	None	44,000	0.03%	44,000	0	0.00%
Wade Becker	None	44,000	0.03%	44,000	0	0.00%
Clyde Boehm	None	44,000	0.03%	44,000	0	0.00%
Todd Broadway	None	4,180,000	3.26%	88,000	4,092,000	3.19%
Bruce Brucker	None	44,000	0.03%	44,000	0	0.00%
Robert Geiger	None	44,000	0.03%	44,000	0	0.00%
Brent Geiss	None	44,000	0.03%	44,000	0	0.00%
Mark Grove	None	44,000	0.03%	44,000	0	0.00%
Kevin Hahne	None	44,000	0.03%	44,000	0	0.00%
Melissa Hayes	None	4,180,000	3.26%	88,000	4,092,000	3.19%
Robert Howry	None	44,000	0.03%	44,000	0	0.00%
Steven Howry	None	88,000	0.07%	88,000	0	0.00%
Romie Krickbaum	None	4,180,000	3.26%	88,000	4,092,000	3.19%
Kurt Leier	None	44,000	0.03%	44,000	0	0.00%
Trevor Madler	None	44,000	0.03%	44,000	0	0.00%
Addie McConachie	None	11,000,000	8.58%	88,000	10,912,000	8.51%
Calvin Mees	Brother of CEO, Consultant	2,250,000	1.76%	88,000	2,162,000	1.69%
Shawn Messmer	None	44,000	0.03%	44,000	0	0.00%
David Moum	None	44,000	0.03%	44,000	0	0.00%
Nicole Nygaard	None	2,200,000	1.72%	88,000	2,112,000	1.65%
Michael Oswald	None	2,200,000	1.72%	88,000	2,112,000	1.65%
Wesley Pittenger	None	44,000	0.03%	44,000	0	0.00%
Dan Saunders	None	4,268,000	3.33%	88,000	4,180,000	3.26%
Don Saunders	None	88,000	0.07%	88,000	0	0.00%
Mark Schmidt	None	44,000	0.03%	44,000	0	0.00%
Dana Schuler	None	2,200,000	1.72%	88,000	2,112,000	1.65%
Mark Setterland	None	88,000	0.07%	88,000	0	0.00%
SLIC (2)	None	88,000	0.07%	88,000	0	0.00%
Delton Stein	None	4,180,000	3.26%	88,000	4,092,000	3.19%
STP Investments (3)	None	44,000	0.03%	44,000	0	0.00%
Chad Vogel	None	88,000	0.07%	88,000	0	0.00%
Glenda Vogel	None	27,500	0.02%	27,500	0	0.00%
Wade Vogel	None	4,224,000	3.30%	88,000	4,136,000	3.23%
Bettina Weist	None	2,200,000	1.72%	88,000	2,112,000	1.65%
Karen Wolff	None	27,500	0.02%	27,500	0	0.00%
Steven Wolff	None	44,000	0.03%	44,000	0	0.00%
James W Allen Family Trust	None	500,000	0.39%	88,000	412,000	0.32%
Bill Tom Bagley	None	1,750,000	1.37%	88,000	1,662,000	1.30%
Alan Jackson	None	1,225,000	0.96%	88,000	1,137,000	0.89%
Ben Melena	None	275,000	0.21%	88,000	187,000	0.15%
Louis Rodriguez	None	150,000	0.12%	88,000	62,000	0.05%
Amanda O’Neill Thompson	None	1,500,000	1.17%	88,000	1,412,000	1.10%
Kirtland Speaks	None	2,225,000	1.74%	88,000	2,137,000	1.67%

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(1)	The percentage ownership is based on a total of 128,182,497 shares of our common stock outstanding as of November 10, 2017 . Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Insider trading regulations - percentage computation is for form purposes only
(2)	These shares are beneficially owned by Steven Wolff, who has sole voting power over the stock held in the name of the shareholder
(3)	These shares are beneficially owned by Patrick Senger, who has sole voting power over the stock held in the name of the shareholder.

PLAN OF DISTRIBUTION

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Markets on our behalf.

The shares are not currently quoted by a market maker on any stock exchange. However, we will seek to have the shares quoted by a market maker on the OTC Markets immediately following the effectiveness of this registration statement. Each of the Selling Shareholders and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
●	any other method permitted pursuant to applicable law.

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The shares of common stock held of record by the Selling Shareholders will be freely tradable upon the effectiveness of a registration statement covering the resale of such shares. The sale of such shares could have a negative impact on the price of its common stock. For shares of common stock held by an affiliate and not registered pursuant to a registration statement, there is a six-month holding period for a reporting company and a one-year holding period under Rule 144 for a non-reporting company during which the subject securities may not be sold. After the holding period, an affiliate of the Company, including officers and directors, may sell their respective shares under Rule 144 volume limitations. The number of securities which may be sold by an affiliate during any three-month period cannot exceed the greater of 1% of the outstanding shares or, if the class is listed on a stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144. Over-the-counter stocks, including those quoted on the OTC Markets and the Pink Sheets, can only be sold using the 1% measurement.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The commissions and discounts relating to the sales of shares are not expected to exceed what are customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares may only be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from the sale of the shares by the Selling Shareholders.

REGULATION M

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, the Selling Shareholders is not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

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EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There is a familial relationship among Ardell Meed and Tammera Mees. Additionally by virtue of his involvement with the day to day operations of the Company, assistance with its SEC filings, and his relationship with the Company and Ardell Mees, our Chief Executive Officer and Director, Calvin Mees, a consultant and brother of Ardell Mees, may be considered an affiliate of the Company.

Name	Age	Position
Ardell Mees	61	Chief Executive Officer, Chief Financial Officer and Member of the Board of Directors
Tammera Anne Mees	56	Secretary and Member of the Board of Directors
Larry Aamold	56	Director
Charmaine Matteis	33	Director
Calvin Mees	57	Consultant

Biographical Information for Ardell Mees

Ardell D. Mees has been our Chief Executive Officer, Chief Financial Officer, Treasurer and Director since our inception. Mr. Mees originally founded our company’s original predecessor, ADM Enterprises, a Sole Proprietorship, in 1988. At all times, in the 29 year history of this company, Mr. Mees has maintained and has been responsible for all the day-to-day operations of the Company. In 2006, our company redomiciled to the State of Nevada and changed our name to ADM Endeavors, Inc. Mr. Mees has specialized training as a decor installation contractor. He acts as Chief Installer on a majority of our installation projects. He is responsible for securing and maintaining relationships with our contracted grocers, design firms and remodelers. Mr. Mees maintains the upkeep of the installation equipment and vehicles. Additionally, Mr. Mees is responsible for transporting the company vehicles and utility trailers, with tools and parts, to and from job sites across the United States. He also maintains the Company vehicles, customer accounts, and handles all public relations with clients. In addition, Mr. Mees coordinates and oversees all onsite installations, and is responsible for the costing and bidding process. The attributes and experience Mr. Mees possesses makes him a valuable Director of the Company.

Biographical Information for Tammera Anne Mees

Tammera Mees has been the Company’s Secretary and Director since its inception. Her duties for the last 29 years have included managing the Company’s finances, which include but are not limited to; processing accounts receivable, accounts payable, project estimating, bidding and scheduling. Tammera Mees attended the University of North Dakota studying Business Management and has had 30 years of office management experience that gives her the necessary experience to keep the business well managed and coordinated. Tammera has worked onsite with Ardell on many projects since 1990 and understands the project requirements and timelines giving her an advantage of estimating the projects accordingly. Tammera’s vast knowledge and expertise in the interior design industry allows her to be a valuable officer and director of the Company.

Biographical Information for Larry Aamold

Larry Aamold was appointed to the Board of Director in June of 2013. Since 1989, Larry has worked as a self-employed construction contractor under the name Larry Aamold Construction. Larry’s experience ranges from framing houses to finish work and commercial construction. Since1989, Larry has subcontracted installation work through ADM and has worked on numerous projects for ADM since that time. Larry has first hand knowledge of the installation techniques and standards of ADM. He has successfully managed many of ADM’s projects with multiple crewmembers. Larry was brought onto the Board of Directors to take advantage of his vast construction expertise and knowledge as the company expands. Larry will assist in managing and supervising of additional construction crews in the Company’s planned expansion of operations.

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Biographical Information for Charmaine Matteis

Charmaine Matteis was appointed to the Board of Director’s in June of 2013. From 2003 to present, she has managed three Comfort Inn properties in Bismarck, ND. In this position she oversees and is responsible for all day-to-day operations of the three properties which include employee supervision, payroll, financial reporting, and finances. Since 2010 Charmaine has assisted the Company with all aspects of the Company’s books and records and required filings with the State and tax returns. Charmaine’s back office experience combined with her ability to manage multiple locations will be invaluable to the company’s Board of Directors. Charmaine will assist in managing the additional personnel, records, payroll and other filings needed once the Company expands with its future planned operations.

Biographical Information of Calvin Mees

Calvin Mees works as an independent business consultant, assisting numerous companies and organizations in various stages of their development. His services include writing and refining business plans, setting up and maintaining corporate and organizational records, setting up accounting systems, and data organization, assisting in the implementation of projects and programs, as well as, numerous specialized projects conducted to determine product or market suitability, and specialized research projects.

With Mr. Mees’ extensive knowledge of various computer programs, he brings in a depth of knowledge and skills with numerous graphic and ad design software applications combined with organizational and management skills, which are key elements for business growth and success. Mr. Mees is committed to continue developing the Company’s Business Plan. Mr. Mees is not an Officer or Director of any reporting company.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
(4)	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES: AUDIT COMMITTEE FINANCIAL EXPERT.

The Company does not currently have an Audit Committee.

CODE OF ETHICS

The Company has not adopted a Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 10, 2017 , with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Prospectus, there are 128,182,497 shares of common stock issued and outstanding.

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Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage of Class Before Offering (2) (3)	Percentage of Class After Offering (2)
Mees, Ardell CEO and Director	43,000,000	Common	33.55%	33.55%
Mees, Tammera Secretary and Director	22,000,000	Common	17.16%	17.16%
Larry Arnold, Director	-	Common	0.0%	0.0%
Charmaine Matteis, Director	-	Common	0.0%	0.0%
All directors and named executive officers as a group (4 persons)	65,000,000	Common	50.71%	50.71%

1.	Unless noted otherwise, the address for all persons listed is c/o the Company at 2021 N 3rd St., Bismarck, ND 58501

2.	The above percentages are based on 128,182,497 shares of common stock outstanding as November 10, 2017 .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

Relationships

Ardell D. Mees and Tammera Anne Mees are both directors of the Company. They have been husband and wife since 1993. Calvin Mees is a consultant to the Company and brother of Ardell D. Mees. By virtue of his involvement with the day to day operations of the Company, assistance with its SEC filings, and his relationship with the Company and Ardell Mees, he may be considered an affiliate of the Company.

Related Party Transactions

Share Exchange Agreement

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

Shares issued for consulting services

On May 30, 2017, the Company issued 2,250,000 shares to a Calvin Mees, a related party consultant, for various services performed which include the development of a business plan for the expansion of the Company’s operations, preparation of news releases, investor affairs, and other business related services. The shares were valued at $0.25 per share which resulted in the Company recording a consulting expense of $562,500. The consulting services are to be provided for a one year period completed by May 30, 2018. The consultant is a related party to the Company as he is the brother of Ardell, Mees, the Company’s CEO. The Company has had no recent sales of stock for cash nor has the Company had an independent valuation of the Company’s stock price. Therefore, management valued the shares at par value $0.001.

Employment Agreement with Chief Executive Officer

On January 3, 2017, the Company executed a 2 year employment agreement with Ardell D. Mees, the Company’s Chief Executive Officer and Chief Financial Officer. As compensation for services, Mr. Mees will receive an annual base salary of $72,000.

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Free office space provided by chief executive officer

The Company has been provided office space by its Chief Executive Officer Ardell Mees at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only four directors. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock and 80,000,000 shares of preferred stock, both $0.001 par values per share. As of November 10, 2017 , there were 128,182,497 outstanding shares of common stock and 0 outstanding shares of Preferred Stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

We are authorized by our Articles of Incorporation to issue 800,000,000 shares of common stock, par value $0.001 per share. As of November 10, 2017 , there were 128,182,497 shares of common stock issued and outstanding. Holders of shares of common stock have full cumulative voting rights in elections to our Board of Directors, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized by our Articles of Incorporation to issue 80,000,000 shares of Preferred stock, par value $0.001 per share.

On June 5, 2013, the Company designated 80,000,000 preferred shares as Series A Convertible Preferred Stock which has the voting power equal to 100 common shares per each share of preferred stock. Each Series A Convertible Preferred Stock is convertible into 10 common shares at any time by the holder. As of November 10, 2017 there were 0 shares of Series A Convertible Preferred Stock issued and outstanding. Authority shall be vested in the Board of Directors to designate the voting powers, designations, preferences, limitations, restrictions, and rights of preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

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Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or private offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Transfer Agent and Registrar

Nevada Agency & Trust Company

50 West Liberty

Ste. 880

Reno, Nevada 89501

Telephone: 775-322-0626

Facsimile: 775-322-5623

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Brunson Chandler & Jones, PLLC (the “Firm”), has acted as our counsel in connection with this offering, including with respect to opining on the validity of the issuance of the securities offered in this prospectus.

Soles, Heyn & Company, LLP, an independent registered public accounting firm, has audited the consolidated balance sheets of the Company as of December 31, 2016 and December 31, 2015, and the related consolidated statements of operations, statements of consolidated shareholders’ equity (deficit), and consolidated cash flows for the years ended December 31, 2016 and December 31, 2015. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Soles, Heyn & Company, LLP, given their authority as experts in accounting and auditing.

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CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective January 1, 2017, the firm of Patrick D. Heyn, CPA, P.A. merged with the firm of Soles & Company, resulting in the new firm Soles, Heyn & Company, LLP. Our Board of Directors approved the decision to engage Soles, Heyn & Company, LLP as our independent registered public auditor.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws include an indemnification provision under which we have agreed to indemnify our directors and officers and hold them harmless from and against claims arising from or related to acts or omissions while a director or officer of the Company, including costs and legal expenses, to the fullest extent permitted by Nevada Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

VALIDITY OF SECURITIES

The opinion solely regarding validity of the shares offered herein has been provided by Brunson Chandler & Jones, PLLC and has been filed with the Registration Statement.

INFORMATION WITH RESPECT TO ADM ENDEAVORS, INC.

Description of Business

Our Background.

We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation for excellent workmanship has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On May 9, 2006, the Company changed both its name to ADM Endeavors and its domicile to the state of Nevada. On July 1, 2008, the Company acquired all of the assets of ADM Enterprises, LLC, a sole proprietorship owned by Ardell and Tammera Mees, in exchange for 10,000,000 newly issued shares of our common stock. As a result, ADM Enterprises, LLC became a wholly owned subsidiary of Company. Even though the Company was incorporated on January 4, 2001, it had no operations until the share exchange agreement with ADM Enterprises, LLC on July 1, 2008. All business operations are those solely of the Company’s wholly owned subsidiary ADM Enterprises, LLC.

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Our Business

We provide customized construction and installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries or divisions of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation’s second largest retailer-owned grocery wholesaler with over 2,900 retail outlets, and Supervalu Inc. which is the grocery supplier to over 3400, owned, licensed, franchised and affiliated stores. Even though the majority of our contracts are obtained by these two sources it is important to remember that grocery stores are remodeled on an average every 5 years, which equates to an average of 1,260 remodels per year being conducted by these two grocery retailers alone. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers. We receive bid requests from all regions of the United States. Therefore, we are seeking to expand our operations to service additional geographic areas.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition by the third quarter of 2018 , through our websites, www.admendeavors.com and www.admenterprises.net, which are currently under construction. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

Use of Grocery Decor Installation Services in the Construction and Remodeling Industry. The retail grocery industry is highly competitive and requires constant innovations to attract and retain customers. Accordingly, neighborhood markets battle for patrons by catering to customers’ desires for a modern, clean, and convenient shopping experience. Grocery stores, therefore, typically renovate every five to six years to maintain a new image.

In the past, store workers, painters or carpenters installed decor items. However, as the designs and materials became increasingly elaborate, the need for specialized and experienced installers grew. The installation process requires that an installer have special knowledge of various aspects of construction, including framing, finishing, and remodeling. Additionally, knowledge of standards for product usage, hanging methods and quality control are extremely helpful. As a result of the frequency of store renovations, coupled with the complexity of the items being installed secures the demand for custom installation services.

Our Installation Services

Our services are frequently employed in conjunction with construction and renovation companies assisting in the building or remodeling process. Design companies frequently engage our services to effect the installation of various decor items, such as interior signs, countertops and the like. Grocers engage our installation expertise to insure the proper installation of checkout stands, grid ceilings, cart-stops, shelving, customer service counters and office cabinetry. Our Company does not manufacture any of the products we use in our construction and design process. We have strong relationships with outside vendors who provide us the customized products which we assemble on the job sites.

Our Standard of Installation

We believe that our success can be attributed to the high degree of quality and excellence exacted during the installation process. Our management’s specialized experience in building stores in shopping centers and various aspects of construction, such as framing, finishing, concrete work and remodeling have been emphasized to employees during their training. Our management also possesses specialized skill and knowledge regarding paints, materials, adhesives, and fasteners used in décor installation. As a result of our management’s experience, our employees are able to exercise a higher degree of quality and skill when performing installation services.

Our Target Markets and Marketing Strategy

We believe that our primary target market will consist of various large retail grocers who have markets and stores located nationwide, including our two main sources of revenue, Associated Wholesale Grocers and Supervalu Inc..

We believe that our current customers will be a source of referrals and that new contracts will arise as a result of our ability to offer the most cost efficient and quality effective bid with increased manpower and equipment capabilities.

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As we enter the equity markets and obtain expansion capital, we intend to purchase the equipment and hire the manpower necessary to have additional crews available in multiple cities across the United States which will allow us to bid on and capture multiple contracts simultaneously.

Growth Strategy

Our objective is to become a dominant provider of grocery décor services accompanied by reliable personal service. Our strategy is to continue providing clients with quality and cost-effective installation services. Key elements of our strategy include:

●	increase our relationships with grocer décor design companies and retail grocery chains;
●	increase our relationships with the construction and renovation companies servicing the retail grocers;
●	provide additional installation services for smaller businesses; and pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our expansion and business development. For example, a potential joint venture candidate could include the manufacturer of grocer decor or fixtures, such as checkout counters.
●	Increase our manpower and equipment capabilities

We have not taken any steps to accomplish our growth strategy.

Our Competition

We believe that the installation business competes on price, reputation for quality, timeliness, familiarity with retail construction, the availability of aggregate materials and financial strength. We believe that we compete favorably on the basis of the foregoing factors. The market for construction services, particularly services to national retail chains, is highly competitive. Several of our competitors are larger, better known and have substantially greater marketing, financial, personnel and other resources, including established reputations and working relationships, than we do. We cannot guaranty that our services will continue to be competitive in the market place. Our primary competitor in our respective market area of the Midwest is PFI, Inc., based in Denver, Colorado.

Government Regulation

We are subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although our current operations have not been significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our operations.

Our Research and Development

We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future.

Intellectual Property

We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

●	these agreements will not be breached;
●	we would have adequate remedies for any breach; or
●	our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

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We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Employees

We currently have 2 employees.

Description of Property

The company currently maintains its’ principle office at 2021 N. 3rd St. Bismarck, N.D 58501. At this location Ardell D. Mees provides 2 office spaces for the exclusive use of the company. No monthly fee is being charged to the Company, as management believes such cost is nominal and so forth does not recognize any rent expense in the financial statements. The company rents 1 storage unit for exclusive use of the company in Mandan, N.D for a total cost of $1,560 per year

Legal Proceedings

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations.

Going Concern

The Company’s independent auditor included an explanatory paragraph in their audit report for the years ended December 31, 2016 and 2015 with respect to the Company’s ability to continue as a going concern.

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our financial statements and related notes thereto included elsewhere in this registration statement and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “Risk Factors”. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Report.

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, all refer to ADM Endeavors, Inc. as of the date of this report.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition by the second quarter of 2018, through our websites, www.admendeavors.com and www.admenterprises.net, which are currently under construction. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

Going concern

The Company’s independent auditor included an explanatory paragraph in their audit report for the years ended December 31, 2016 and 2015 with respect to the Company’s ability to continue as a going concern.

Current and planned operations

Currently, the Company has to travel to and from its only office in North Dakota to the mid-west to bid and compete for sales. The Company hopes to expand operations by opening a satellite office in the mid-western region whereby we could aggressively bid on projects easier and more efficiently. The Company also plans to mitigate the uncertainty of the U.S. economy by increasing its customer base to include mid-sized grocery chains as well.

The large national supermarket chains usually remodel their stores every (4) four to (6) six years. The Company has noticed that national chains will more typically begin remodeling projects in the second half of the year, with completion before the holiday season. The majority of the Company’s revenues are derived from Super Valu, Inc or Associated Wholesale Grocers which are 2 of many interior grocery store décor design companies. The contracts we are awarded can be anywhere from 1 week to 1 month, depending on how large the store is. It normally takes 21-30 days upon completion of projects to be paid in full.

Below is a list of planned district offices for the company and the geographical areas they will serve. Through the Company’s efforts to go public and enter the equities markets, the Company is seeking to secure additional funds from outside investors to execute its planned expanded operations in the near future. The Company has not entered into any agreements, verbal or written, with regards to securing additional funding necessary to finance planned future operations. Moreover, there are no agreements in place with any officer of the Company nor with outside entities to fund the Company if it were to have a shortfall in capital. It is estimated that each of the Company’s five targeted expansion areas will require approximately $200,000 each in startup capital for a total of $1,000,000 over a 2 year rollout period. The Company will not receive any of the proceeds from the sale of the shares registered in this registration statement and funds received by the Selling Shareholders from the resale of their shares will not be used for our planned expansion.

Expanding ADM’s market reach and physical presence is the key to it’s continued growth. Because the current ADM staff is limited by geographic considerations when bidding for jobs, it is necessary to provide more staff in more geographic areas.

Bismarck, ND will continue to remain the headquarters location for ADM. Since roughly 80% of the current clients come from the Kansas City area, this is the first area targeted for expansion.

District Location	Geographic Area	Target Area
Kansas City, MO	Missouri, Kansas Oklahoma, Arkansas	9-1-18
Minneapolis, MN	Minnesota, Iowa, Wisconsin, Northern Illinois, and the UP of Michigan	3-1-19
Denver, CO	Colorado, Wyoming, Western Nebraska, and Western Kansas	9-1-19
Chicago, Ill	Illinois, Indiana, Michigan, and Eastern Wisconsin	3-1-20
Spokane, WA	Washington, California, Idaho, and Montana	9-1-20

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The expansion of ADM will result in large revenue gains over the next 3 years. As each new location becomes self sufficient, revenues will grow proportionately. In order to ensure each location is able to become self-sufficient as quickly as possible, ADM will be implementing an expansion plan company wide. This plan will include the following:

1. Full technological update company wide. This includes the installation of a computer network with the main server located in Bismarck. Each outlying location will have a computer station so that all locations would be centralized. The headquarters will continue to be responsible for all accounting, billing, tracking, administrative, and management activities. Each location will simply need to provide data input of current activities to keep the data current at all times.

RESULTS OF OPERATIONS

Working Capital

	June 30, 2017 $	December 31, 2016 $
Current Assets	41,930	16,156
Current Liabilities	296,821	235,824
Working Capital Deficit	(254,891)	(219,668)

Cash Flows

	June 30, 2017 $	June 30, 2016 $
Cash Flows used in Operating Activities	(34,847)	(30,613)
Cash Flows from Investing Activities	-	-
Cash Flows provided by Financing Activities	46,602	12,757
Net increase (decrease) in Cash During Period	11,755	(17,856)

Operating Revenues

For the three months ended June 30, 2017, the Company earned revenues of $99,726 compared with $43,356 for the three months ended June 30, 2016. For the six months ended June 30, 2017, the Company earned revenues of $143,991 compared with $90,156 for the six months ended June 30, 2016.

Operating Expenses and Net Loss

For the three months ended June 30, 2017, the Company incurred operating expenses of $235,189 compared with $166,310 for the three months ended June 30, 2016. The increase of $68,879 is due largely to an increase in consulting expense of $51,127. For the six months ended June 30, 2017, the Company incurred operating expenses of $437,491 compared with 353,785 for the six months ended June 30, 2016. The increase of $83,706 was due largely to an increase in General and Administrative of $23,779 and an increase in Consulting expense of $51,127.

For the three months ended June 30, 2017, the Company realized a net loss of $148,808 compared with a net loss of $136,867 for the three months ended June 30, 2016. For the six months ended June 30, 2017, the Company realized a net loss of $313,325 compared with a net loss of $290,982 for the six months ended June 30, 2016.

The Company recorded net loss per share of $0.00 for both the three and six months ended June 30, 2017 and 2016.

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Liquidity and Capital Resources

At June 30, 2017, the Company had cash and total assets of $27,715 and $55,644, respectively compared with cash of $15,960 and total assets of $33,832 as at December 31, 2016. The increase in total assets was attributed to an increase in accounts receivable.

At June 30, 2017, the Company had total liabilities of $309,194 compared with total liabilities of $250,799 at December 31, 2016.

At June 30, 2017, the Company had a working capital deficit of $254,891 compared with a working capital deficit of $219,668 at December 31, 2016. The change in working capital deficit was due to an increase in losses and amounts due to related party.

Cash Flow from Operating Activities

During the period ended June 30, 2017, operating activities used $(34,847) compared with $(30,613) during the period ended June 30, 2016. The decrease in net cash provided by operating activities was due to the net loss and increase in accounts receivable.

Cash Flow from Investing Activities

During the periods ended June 30, 2017 and 2016, the Company’s cash position did not change due to investing activities.

Cash Flow from Financing Activities

During the period ended June 30, 2017, cash flow provided by financing activities was $46,602 of cash compared to $12,757 for the period ended June 30, 2016. The increase was due to proceeds received from a shareholder loan.

Going Concern

During the six months ended June 30, 2017 and the year ended December 31, 2016 we incurred negative cash flow from operation of approximately $35,000 and $65,000, respectively. We have not attained profitable operations and are dependent upon obtaining financing to expand our business or to pursue any acquisitions. For these reasons, our auditors stated in their report on our audited annual financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our Common Shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

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We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Seasonality

The large national supermarket chains usually remodel their stores every (4) four to (6) six years. The Company has noticed that national chains will more typically begin remodeling projects in the second half of the year, with completion before the holiday season.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher. We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results. However, inflation may become a factor in the future.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions, including those with foreign suppliers and customers, in U.S. dollars. We are therefore not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks. Demand from foreign customers and the ability or willingness of foreign suppliers to perform their obligations to us may be affected by the relative change in value of such customer or supplier’s domestic currency to the value of the U.S. dollar. Furthermore, changes in the relative value of the U.S. dollar may change the price of our products relative to the prices of our foreign competitors.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

OFF-BALANCE SHEET TRANSACTIONS

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

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Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized, and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed.

The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when the Company believes collection efforts have been fully exhausted and the Company does not intend to devote any additional efforts in an attempt to collect the receivable. The Company adjusts their allowance for doubtful accounts balance on a quarterly basis.

Furniture Fixtures & Equipment

Furniture fixtures and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Automobiles

Automobiles are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of automobiles is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets at June 30, 2017 and December 31, 2016.

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Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were potentially no dilutive shares outstanding at June 30, 2017 and December 31, 2016.

Recent Accounting Pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Executive Compensation

Our Board of Directors has not established a separate compensation committee. Instead, the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officer(s), decides on benefit plans, and considers other matters as may, from time to time, be referred to it. We do not currently have a Compensation Committee Charter. Our Board continues to emphasize the important link between our performance, which ultimately benefits all shareholders, and the compensation of our executives. Therefore, the primary goal of our executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officer(s). In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ardell Mees	2016	107,882	0	0	0	0	0	0	107,882
CEO, CFO, and Director	2015	88,503	0	0	0	0	0	0	88,503

Tammera Mees	2016	0	0	0	0	0	0	0	0
Secretary and Director	2015	0	0	0	0	0	0	0	0

Larry Aamold	2016	0	0	0	0	0	0	0	0
Director	2015	0	0	0	0	0	0	0	0

Charmaine Matteis	2016	0	0	0	0	0	0	0	0
Director	2015	0	0	0	0	0	0	0	0

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Employment Agreements

On January 3, 2015, the Company executed a two-year employment agreement with Ardell D. Mees, the Company’s Chief Executive Officer and Chief Financial Officer. As compensation for services, Mr. Mees is to receive an annual base salary of $72,000. The amount payable to Mr. Mees at June 30, 2017 and December 31, 2016 was $76,982 and $75,408, respectively.

On January 3, 2017, the Company executed a two-year employment agreement with Ardell D. Mees, the Company’s Chief Executive Officer and Chief Financial Officer. As compensation for services, Mr. Mees is to receive an annual base salary of $72,000.

Retirement

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Stock Option Plans

There are no stock option plans.

Board of Directors

The Company’s Board of Director’s are not compensated for their services nor are they reimbursed for any costs incurred while performing their duties.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ADM ENDEAVORS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2017	December 31, 2016
Assets

Current assets
Cash	$27,715	$15,960
Accounts receivable	14,215	196
Total current assets	41,930	16,156
Properties and equipment, net	13,714	17,676
Total assets	$55,644	$33,832

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$84,138	$70,514
Accrued expenses	83,865	80,696
Customer deposits	-	5,000
Due related party	124,104	75,408
Current portion of note payable	4,714	4,206
Total current liabilities	296,821	235,824
Note Payable, net of current portion	12,373	14,975
Total liabilities	309,194	250,799

Commitments and contingencies

Stockholders’ deficit
Preferred stock; par value $0.001 authorized 80,000,000 shares, none issued	-	-
Common stock; par value $0.001 authorized 800,000,000
shares, issued 128,182,497 and 127,050,917, respectively	128,183	127,051
Additional paid in capital	15,182,193	14,900,429
Accumulated deficit	(15,563,926)	(15,244,447)
Total stockholders’ deficit	(253,550)	(216,967)
Total liabilities and stockholders’ deficit	$55,644	$33,832

(The accompanying notes are an integral part of these condensed consolidated financial statements)

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ADM ENDEAVORS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$99,726	$43,356	$143,991	$90,156
Cost of revenues	9,932	12,870	19,825	27,353
Gross margin	89,794	30,486	124,166	62,803

Operating expenses:
General and Administrative	54,827	44,526	91,079	67,300
Consulting expense	143,834	92,707	282,897	231,770
Officer Compensation	28,164	18,000	46,164	36,000
Travel	8,364	11,077	17,351	18,715
Total operating expenses	235,189	166,310	437,491	353,785
Operating Loss	(145,395)	(135,824)	(313,325)	(290,982)

Other expenses
Interest Expense	3,413	1,043	6,154	3,005
Total other expenses	3,413	1,043	6,154	3,005
Loss before taxes	(148,808)	(136,867)	(319,479)	(293,987)

Income Tax Provision	-	-	-	-

Net Loss	$(148,808)	$(136,867)	$(319,479)	$(293,987)

Loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	128,250,786	124,655,368	127,725,589	124,983,416

(The accompanying notes are an integral part of these condensed consolidated financial statements)

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ADM ENDEAVORS, INC.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

	For the Six Months Ended June 30,
	2017	2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss for the period	$(319,479)	$(293,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	282,896	231,770
Depreciation	3,962	3,962
Change in operating assets and liabilities:

(Increase) decrease in accounts receivable	(14,019)	39,947
Increase in accounts payable	13,624	10,079

Decrease in customer deposits	(5,000)	-
Increase in accrued expenses	3,169	(22,384)

Cash Flows used in operating activities	(34,847)	(30,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	-	-

Payments on note payable	(2,094)	(2,010)
Proceeds from Shareholder Loan	48,696	14,767
Net cash provided by financing activities	46,602	12,757

Net increase (decrease) in cash	11,755	(17,856)
Cash at beginning of period	15,960	46,002
Cash at end of period	$27,715	$28,146

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$6,154	$1,159
Franchise and income taxes	$-	$-

(The accompanying notes are an integral part of these condensed consolidated financial statements)

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ADM ENDEAVORS, INC.

Notes to the Condensed Consolidated Financial Statements

June 30, 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On May 9, 2006, the Company changed both its name to ADM Endeavors and its domicile to the state of Nevada. On July 1, 2008, the Company acquired all of the assets of ADM Enterprises, LLC, a sole proprietorship owned by Ardell and Tammera Mees, in exchange for 10,000,000 newly issued shares of our common stock. As a result, ADM Enterprises, LLC became a wholly owned subsidiary of the Company. Even though the Company was incorporated on January 4, 2001, it had no operations until the share exchange agreement with ADM Enterprises, LLC on July 1, 2008. All business operations are those solely of the Company’s wholly owned subsidiary ADM Enterprises, LLC.

Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary AMD Enterprises, LLC at June 30, 2017 and December 31, 2016 for the periods ended June 30, 2017 and 2016. All intercompany balances and transactions have been eliminated.

Going Concern

The Company has sustained losses and may continue to experience losses in the near term. We continue to be dependent on sales of our equity securities and debt financing to meet our cash requirements for the future proposed expansion of operations. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

Failure to raise adequate capital and generate adequate revenues could result in the Company having to curtail or cease operations. The Company’s ability to raise additional capital through the future issuances of the common stock or debt is unknown. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern; however, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At June 30, 2017 and December 31, 2016, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid consulting expense, accounts payable, and note payable approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2017 and December 31, 2016.

The Company had no assets or liabilities measured at fair value on a recurring basis at June 30, 2017 and December 31, 2016.

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets at June 30, 2017 and December 31, 2016.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collectible.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net loss per share

The Company computes basic and diluted loss per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net loss available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted loss per share is computed by dividing net loss available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

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There were no potentially dilutive shares outstanding at June 30, 2017 and December 31, 2016.

Recently issued accounting pronouncements

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at June 30, 2017 and December 31, 2016 consisted of the following:

	June 30, 2017	December 31, 2016
Equipment	$10,489	$10,489
Trucks	35,000	35,000
Less: Accumulated Depreciation	(31,775)	(27,813)
Property and Equipment, net	$13,714	$17,676

Depreciation expense

Depreciation expense for each of the three and six months ended June 30, 2017 and 2016 was $1,981 and $3,962 respectively.

NOTE 4 – NOTE PAYABLE

On March 3, 2014, the Company purchased a vehicle to use for projects that require management to work extended stays on location. The Company paid $5,000 as a down payment and financed $30,015 with 4.122% APR due on March 10, 2021. The loan calls for monthly payments of $412.

As of June 30, 2017, and December 31, 2016, the Company has a note payable balance of $17,087 and $19,181, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has been provided office space by its chief executive officer, Ardell Mees, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements. During the six months ended June 30, 2017 and the year ended December 31, 2016, the Chief Executive Officer advanced the Company $48,696 and $44,205.

Employment Agreement

On January 3, 2015 and 2017, the Company executed a two-year employment agreement with Ardell D. Mees, the Company’s Chief Executive Officer and Chief Financial Officer. As compensation for services, Mr. Mees is to receive an annual base salary of $72,000. The amount payable to Mr. Mees at June 30, 2017 and December 31, 2016 was $76,982 and $75,408, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock and 80,000,000 shares of preferred stock, both $0.001 par value per share. There were 128,182,497 and 127,050,917 outstanding shares of common stock and no outstanding shares of Preferred stock at June 30, 2017 and December 31, 2016, respectively.

On May 30, 2017, the Company granted 2,250,000 common shares valued at $562,000 for consulting services to a related party. The $562,500 is being amortized over the one-year term on the contract. During the quarter ended June 30, 2017, the Company issued approximately 187,500 shares to common stock valued at approximately $47,000.

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Common shares issued and to be issued

On May 30, 20116, the Company granted 2,250,000 shares of common stock valued at $562,500 or $0.25 per share for consulting services to a related party. The $562,500 is being amortized over the one-year term on the contract. During the period ended June 30, 2017, the Company recognized consulting expense of $281,765 related to this grant.

On July 26, 2016, the Company granted 350,000 shares valued at $87,500 or $0.25 per share for consulting services.

NOTE 7 – CONCENTRATION OF CUSTOMER

For the three months ended June 30, 2017 the Company had three customers which amounted to 91% (65%, 15% and 11%) of their sales.

For the six months ended June 30, 2017 the Company had three customers which amounted to 90% (47%, 29% and 15%) of their sales.

For the three and six months ended June 30, 2016 the Company had one customer which amounted to 100% of their sales.

NOTE 8 – SUBSEQUENT EVENTS

On May 30, 2017, the Company granted 2,250,000 common shares valued at $562,500 for consulting services to a related party. The $562,500 is being amortized over the one-year term on the contract. During the quarter ended June 30, 2017 the Company issued approximately 187,500 shares of common stock valued at approximately $47,000.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and

Board of Directors ADM Endeavors, Inc.

We have audited the accompanying balance sheet of ADM Endeavors, Inc., as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity and cash flows for the two years ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADM Endeavors, Inc., as of December 31, 2016 and 2015 and results of its operations and its cash flows for each of the two years ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financials have been prepared assuming the Company will continue as a going concern. As of December 31, 2016, the Company had accumulated losses of approximately $15,250,000, has generated limited revenue, and may experiences losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management’s plan to continue as a going concern is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Soles, Heyn & Company LLP

Soles, Heyn & Company, LLP
West Palm Beach, Florida
June 2, 2017

43

ADM ENDEAVORS, INC.

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets

Current assets
Cash	15,960	$46,002
Accounts receivable	196	40,009
Total current assets	16,156	86,011
Properties and equipment, net	17,676	20,844
Total assets	$33,832	$106,855

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$70,514	$26,526
Accrued expenses	80,696	116,579
Customer deposits	5,000	0
Due related party	75,408	31,203
Current portion of note payable	4,206	4,066
Total current liabilities	235,824	178,374
Note Payable, net of current portion	14,975	19,253
Total liabilities	250,799	197,627

Commitments and contingencies

Stockholders’ Equity (deficit)
Preferred stock; par value $0.001 authorized 80,000,000 shares, none issued	-	-
Common stock; par value $0.001 authorized 800,000,000 shares, issued 127,050,917 and 124,467,916, respectively	127,051	124,468
Additional paid in capital	14,900,429	14,257,261
Accumulated deficit	(15,244,447)	(14,472,501)
Total stockholders’ equity (deficit)	(216,967)	(90,772)
Total liabilities and stockholders’ equity (deficit)	$33,832	$106,855

(The accompanying notes are an integral part of these consolidated financial statements)

44

ADM ENDEAVORS, INC.

Consolidated Statements of Operations

	For the Years Ended December 31,
	2016	2015

Revenues	$189,406	$437,896
Cost of revenues	53,290	145,236
Gross margin	136,116	292,660

Operating expenses:
General and Administrative	133,674	110,878
Consulting expense	654,751	787,500
Officer Compensation	89,070	88,035
Travel	32,416	31,469
Total operating expenses	900,911	1,017,882
Operating Loss	(764,795)	(725,222)

Other expenses
Interest Expense	7,151	3,413
Total expenses	7,151	3,413
Loss before taxes	(771,946)	(728,635)

Income Tax Provision	-	-

Net Loss	$(771,946)	$(728,635)

Loss per share, basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding	125,601,687	122,597,924

(The accompanying notes are an integral part of these consolidated financial statements)

45

ADM ENDEAVORS, INC.

Consolidated Statements of Cash Flow

	For the Years Ended December 31,
	2016	2015

CASH FLOW FROM OPERATING ACTIVITES:
Net Loss for the year	$(771,946)	$(728,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	645,751	787,500
Depreciation	7,925	7,925
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	39,813	(40,009)
Increase (decrease) in accounts payable	43,988	(9,487)
Increase (decrease) in customer deposits	5,000	(9,619)
Decrease in accrued expenses	(35,883)	—
Cash Flows (used in) provided by operating activities	(65,352)	7,675
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment	(4,757)	—
Net cash used in financing activities	(4,757)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on note payable	(4,138)	(3,885)
Proceeds from Shareholder Loan	44,205	31,203
Net cash provided by financing activities	40,067	27,318

Net (decrease) increase in cash	(30,042)	34,993
Cash at beginning of year	46,002	11,009
Cash at end of year	$15,960	$46,002

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$7,151	$3,413
Franchise and income taxes	$—	$—

(The accompanying notes are an integral part of these consolidated financial statements)

46

ADM ENDEAVORS, INC.

STATEMENTS OF CONSOLIDATED STOCKHOLDERS’ DEFICIT

			Additional
	Common	Common	Paid in	Accumulated
	Shares	Stock	Capital	Deficit	Total
Balance December 31, 2014	121,317,920	$121,318	$13,472,912	$(13,743,866)	$(149,636)
Stock issued for services	1,852,080	1,852	461,168	-	463,020
Stock to be issued for services	1,297,916	1,298	323,181	-	324,479
Net loss for the year				(728,635)	(728,635)

Balance December 31, 2015	124,467,916	124,468	14,257,261	(14,472,501)	(90,772)

Stock issued for services	350,000	350	87,150	-	87,500
Stock to be issued for services	2,233,001	2,233	556,018	-	558,251
Net loss for the year ended	-	-	-	(771,946)	(771,946)
Balance December 31, 2016	127,050,917	$127,051	$14,900,429	$(15,244,447)	$(216,967)

(The accompanying notes are an integral part of these consolidated financial statements)

47

ADM ENDEAVORS, INC.

Notes to the Consolidated Financial Statements

December 31, 2016

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On May 9, 2006, the Company changed both its name to ADM Endeavors and its domicile to the state of Nevada. On July 1, 2008, the Company acquired all of the assets of ADM Enterprises, LLC, a sole proprietorship owned by Ardell and Tammera Mees, in exchange for 10,000,000 newly issued shares of our common stock. As a result, ADM Enterprises, LLC became a wholly owned subsidiary of the Company. Even though the Company was incorporated on January 4, 2001, it had no operations until the share exchange agreement with ADM Enterprises, LLC on July 1, 2008. All business operations are those solely of the Company’s wholly owned subsidiary ADM Enterprises, LLC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary AMD Enterprises, LLC at December 31, 2016 and December 31, 2015 for the periods then ended. All intercompany balances and transactions have been eliminated.

Going Concern

The Company has sustained losses and may continue to experience losses in the near term. We continue to be dependent on sales of our equity securities and debt financing to meet our cash requirements for the future proposed expansion of operations. . The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

Failure to raise adequate capital and generate adequate revenues could result in the Company having to curtail or cease operations. The Company’s ability to raise additional capital through the future issuances of the common stock or debt is unknown. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern; however, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2016 and December 31, 2015, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid consulting expense, accounts payable, and note payable approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2016 and December 31, 2015.

The Company had no assets and/or liabilities measured at fair value on a recurring basis at December 31, 2016 and December 31, 2015.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

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Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets at December 31, 2016 and December 31, 2015.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collectible.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net loss per share

The Company computes basic and diluted loss per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net loss available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net loss available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were potentially no dilutive shares outstanding at December 31, 2016 and December 31, 2015.

Recently issued accounting pronouncements

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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NOTE 3 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at December 31, 2016 and December 31, 2015 consisted of the following:

	December 31, 2016	December 31, 2015
Equipment	$10,489	$5,732
Trucks	35,000	35,000
Less: Accumulated Depreciation	(27,813)	(19,888)
Property and Equipment, net	$17,676	$20,844

Depreciation expense

Depreciation expense for the years ended December 31, 2016 and 2015 was $7,925 and $7,925 respectively.

NOTE 4 – NOTE PAYABLE

On March 3, 2014, the Company purchased a vehicle to use for projects that require management to work extended stays on location. The Company paid $5,000 as a down payment and financed $30,015 with 4.122% APR due on March 10, 2021. The loan calls for monthly payments of $412.

As of December 31, 2016 and December 31, 2015, the Company has a note payable balance of $19,181 and $23,319, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has been provided office space by its chief executive officer, Ardell Mees, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements. During the years ended December 31, 2016 and 2015, respectively, the Chief Executive Officer advanced the Company $75,408 and $31,203.

Employment Agreement

On January 3, 2015, the Company executed a two-year employment agreement with Ardell D. Mees, the Company’s Chief Executive Officer and Chief Financial Officer. As compensation for services, Mr. Mees is to receive an annual base salary of $72,000. The amount payable to Mr. Mees at December 31, 2016 and December 31, 2015 was $75,408 and $31,203, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock and 80,000,000 shares of preferred stock, both $0.001 par value per share. There were 127,050,917 and 124,467,916 outstanding shares of common stock and no outstanding shares of Preferred stock at December 31, 2016 and December 31, 2015, respectively.

Common shares issued and to be issued

On May 30, 2015, the Company granted 2,225,000 shares of common stock valued at $556,250 or $0.25 per share for consulting services to a related party. The $556,250 is being amortized over the one-year term on the contract.

On May 30, 2016, the Company granted 2,250,000 shares of common stock valued at $562,500 or $0.25 per share for consulting services to a related party. The $562,500 is being amortized over the one-year term on the contract.

On July 26, 2016, the Company issued 350,000 shares of common stock to a consultant valued at $87,500 or $0.25 per share for consulting services.

During the year ended December 31, 2016, the Company recognized a total consulting expense of $645,751.

NOTE 7 – INCOME TAXES

At December 31, 2016 and 2015 respectively, the Company had net operating loss carryforwards for income tax purposes of $239,740 and $77,663 available as offsets against future taxable income. The net operating loss carryforwards are expected to expire at various times from 2016 through 2036. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code and similar state provisions. Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

51

The provision for income taxes is different than would result from applying the U.S. statutory rate to profit before taxes for the reasons set forth in the following reconciliation:

	2016	2015
Tax benefit computed at U.S. Statutory rate	$(262,462)	$(247,736)
Increase (decrease) in taxes resulting from:
Non-deductible items	219,555	267,750
Change in valuation allowance	(47,487)	(22,151)
State taxes	(5,192)	(2,137)
Total	$-	$-

The tax effects of the primary temporary differences giving rise to the Company’s deferred tax assets and liabilities are as follows for the year ended December 31, 2016 and 2015

	2016	2015
Deferred tax assets/(liability)
Net operating loss carryforward	$42,295	$20,014
Accrued compensation	5,192	2,137
Total deferred tax assets/(liability)	47,487	22,151
Less valuation allowance	(47,487)	(22,151)
Net deferred tax asset/liability	$-	$-

Because of the Company’s lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during those periods that the temporary differences become deductible. The Company believes that the tax positions taken in its tax returns would be sustained upon examination by taxing authorities. The Company files income tax returns in the U.S. federal jurisdiction, and other required state jurisdictions. The Company’s periodic tax returns filed in 2012 and, thereafter, are subject to examination by taxing authorities under the normal statutes of limitations in the applicable jurisdictions.

NOTE 8 – CONCENTRATION OF CUSTOMER

For the year ended December 31, 2016 the Company has 2 customers which amounted to substantially all of its sales with one of the customers equaling 90.05%. For the year ended December 31, 2015 the Company has 5 customers which amounted to substantially all of its sales with one of the customers equaling 77.69%.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$184.04
Accounting & Administrative expenses	$20,000.00
Legal fees	$10,000.00
Total	$30,184.04

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-Laws allow for the indemnification of its officers and/or directors in regards to their carrying out the duties of their office. The Board of Directors will make determination regarding the Indemnification of a director, officer or employee as is proper under the circumstances if he or she has met the applicable standard of conduct set forth in Nevada Revised Statutes.

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Limitation of Liability for Officers and Directors.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. If the NRS, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

53

Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the NRS, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this section (b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NRS, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

If a claim under Paragraph (1) of this Section (b) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant, may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to such any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct that makes it permissible under the NRS, or any other applicable law, for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in the NRS, or any other applicable law, nor an actual determination by the Company (including the Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NRS, or any other applicable law.

The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Company.

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Any repeal or modification of this Section (b) by the stockholders of the Company shall not adversely affect any right or protection of a director, officer, employee or agent of the Company existing at the time of such repeal or modification.

The effect of these provisions may be to eliminate the rights of the Company and its stockholders (through stockholder derivative suits on behalf of the Company) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception on January 4, 2001, the Company has had the following unregistered sales of its securities, in each case in reliance on the exemption from registration provided by section 4(2) of the Securities Act of 1933.

A.	A total of 130,000 shares of common stock were issued to a total of 26 sophisticated investors for cash, at a price per share of $0.25, for a total of $32,500 in net proceeds between January 25, 2001 and February 17, 2001, in private placement transactions relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and all shares were issued with a restrictive legend.

B.

A total of 107,665,000 shares were issued to a total of 58 sophisticated investors in exchange for services rendered to the Company between May 9, 2006 and October 8, 2013. Of the 107,665,000 share issued, 55,000,000 were issued to the Company’s founders Ardell Mees and Tammera Mees. These shares were valued at par $0.001 which resulted in an expense of 55,000 being recognized. Of the 107,665,000 shares issued for services, 50,545,000 shares were issued for consulting services to non-related parties. These services were completed between 2002 and 2006, which resulted in an expense of $12,362,250 being recognized. The shares were valued at $0.25 which was the average share price paid by cash investors. Of the 107,665,000 shares issued for services, 2,250,000 shares were to a related party consultant for various services performed which included the development of a business plan for the expansion of the Company’s operations, preparation of news releases, investor relations and other business related services. The shares were valued at par, $0.001 per share, which resulted in the Company recording a consulting expense of $2,250. The consultant is a related party to the Company as he is the brother of Ardell, Mees, the Company’s CEO. None of the sophisticated investors are in the business of raising money for investment activities and therefore were not promoters. All shares were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On June 10, 2013, the Company issued 20,000,000 Series A Convertible Preferred Shares to its CEO, Ardell Mees, for executive services performed on behalf of the Company. On September 20, 2013, the Company canceled the 20,000,000 preferred shares to Ardell Mees. The Board of Director’s believes it is in the Company’s best interest to cancel the 20,000,000 preferred shares because they would substantially dilute the market value of the Company’s stock if converted to common shares.

C.

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. The shares were privately issued with a restrictive legend, in reliance on the e xemption from registration provided by Section 4(2) of the Securities Act of 1933.

D.	On June 9, 2015, the Company issued 275,00 shares to Ben Malena. The shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

E.	On June 10, 2015, the Company issued 500,000 shares to James W. Allen TTEE James W. Allen Family Trust for consulting services. The shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

F.	On June 18, 2015, the Company issued 150,000 shares to Louis Rodriguez for consulting services. The shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

G.	On October 14, 2016, the Company issued 2,225,000 shares to Calvin Mees for consulting services. The shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

H.	On July 26, 2017, the Company issued 350,000 shares to Michael Cervantes for consulting services. The shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

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In instances described above where we issued securities in reliance upon Section 4(2) under, the Securities Act, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the sale of the stock took place directly between the offeree and us, (f) the offeree in each cash was sophisticated, able to bear the risks of investment, and able to fend for himself; (g) all shares were taken for investment and not with a view to distribution, and appropriate legends were placed on all share certificates, (h) in each case the Company has a significant and long lasting relationship with the investor prior to issuance.

EXHIBITS

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation		S-1		3.1	10/8/2013
3.2	By-Laws		S-1		3.2	10/8/2013
3.3	Preferred stock designation		S-1		3.3	3/19/2014
10.1	Share Purchase Agreement		S-1		10.1	10/8/2013
10.3	Employment agreement with Ardell Mees dated January 3, 2011		S-1		10.3	1/23/14
10.4	Employment agreement with Ardell Mees dated January 3, 2013		S-1		10.4	1/23/14
10.5	Consulting agreement with Calvin Mees dated May 20, 2012		S-1		10.5	1/23/14
10.6	Consulting agreement with Calvin Mees dated May 20, 2013		S-1		10.6	1/23/14
10.7	Amendment to employment agreement, exhibit 10.4		S-1		10.7	3/19/2013
5.1	Opinion of Counsel on legality of securities being registered		S-1		5.1	Filed herewith
23.1	Consent of Accountants		S-1		23.1	Filed herewith
23.2	Consent of Counsel (as part of Exhibit 5.1)		S-1		5.1	Filed herewith

UNDERTAKINGS

(a) Rule 415 Offering. The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(1) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

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(b) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii) that in a primary offering of securities by the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(iv) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

no other communication that is an offer in the offering made by the Registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bismarck, ND on November 10 , 2017.

ADM ENDEAVORS, INC.

By:	/s/ Ardell Mees
Ardell Mees
Chief Executive Officer, Chief Financial Officer, and Director

By:	/s/ Tammera Mees
Tammera Mees
Secretary and Director

By:	/s/ Larry Aamold
Larry Aamold
Director

By:	/s/ Charmaine Mattheis
Charmaine Mattheis
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1, has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

By: /s/ Ardell Mees	Chief Executive Officer, Chief Financial Officer,	November 10 , 2017
Ardell Mees	and Director

/s/ Tammera Mees	Secretary and Director	November 10 , 2017
Tammera Mees

/s/ Larry Aamold	Director	November 10 , 2017
Larry Aamold

/s/ Charmaine Mattheis	Director	November 10 , 2017
Charmaine Mattheis

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